Exhibit 99.1

LINE OF CREDIT AGREEMENT

Digital River, Inc., a Delaware corporation (“Borrower”) has applied for, and Harris Trust and Savings Bank, Chicago, Illinois (“Bank”), has approved the establishment of, a loan account (“Loan Account”) from which the Borrower may from time to time request loans in the aggregate amount of credit shown below (the “Maximum Credit”).  The Loan Account shall be secured as described in this Agreement.  Interest on such loans shall be computed at a variable rate which may change daily based upon changes in the Bank’s Prime Rate or at short term fixed rates based upon LIBOR or rates to which the Borrower and the Bank agree.  The Borrower may make principal payments at any time and in any amount, subject to payment of the funding indemnity more fully provided in Section 2 below.  The establishment of the Loan Account shall constitute an agreement between the Borrower and the Bank as follows:

Type of Loan Account:	☒ Revolving, which means as principal is repaid, the Borrower may reborrow subject to this Agreement.

Amount of Maximum Credit:	$45,000,000 through and including May 28, 2004, and $30,000,000 thereafter until the Maturity Date.

Each Loan Requested Shall Be At Least:

$500,000 in the case of Loans bearing interest with reference to the Bank’s Prime Rate or such greater amount which is an integral multiple of $10,000; and $1,000,000 in the case of Loans bearing interest with reference to LIBOR or an Offered Rate or such greater amount which is an integral multiple of $100,000.

Maturity Date:

The Loan Account terminates, and Loans are payable, on June 30, 2005, unless the Loan Account is terminated and the Loans are sooner declared due and payable pursuant to Section  7 below as a result of a Default.

1.             Using the Account.  All loans and advances from the Loan Account are referred to in this Agreement as “Loans.”  Loan requests shall be sent to the Borrower’s Harris Account Officer and may be made by writing or by telephone.  Loan proceeds shall be credited to the Borrower’s deposit account no. 2413003 at the Bank unless the Bank is otherwise directed by special written directions from the Borrower acceptable to the Bank.  The amount of each Loan requested shall be at least the minimum amount shown above; and the Bank shall have the right to refuse to honor any Loan requested by the Borrower which is less than that minimum amount, even if the Bank has previously honored a Loan request for less than the minimum amount.  Each Loan shall initially constitute part of the Prime Rate Portion (as described in Section 2(a) below) except to the extent the Borrower has otherwise timely elected that such Loan, or any part thereof, constitutes part of a Fixed Rate Portion as provided in Section 2 below.  The Borrower shall not request any Loan which, when taken together with Loans then outstanding, would exceed the Maximum Credit.

As of the time of the making of each Loan hereunder:  (a) each of the representations and warranties set forth in Section 5 below and in the Collateral Documents shall be true and correct in all material respects as of such time; and (b) the Borrower shall be in compliance with all of the terms and conditions of this Agreement and the Collateral Documents, and no Default or any event or condition which with notice or lapse of time, or both, would constitute a Default shall have occurred and be continuing or would occur as a result of making such Loan.  The Borrower’s request for any Loan shall constitute its warranty as to the facts specified above.

All Loans shall be made against and evidenced by the Borrower’s promissory note payable to the order of the Bank in the principal amount of $45,000,000, such note to be in the form of Exhibit A attached hereto (the “Note”).  The Bank agrees that, notwithstanding the principal amount of the Note stated on its face, the Note shall evidence only the actual unpaid principal balance of Loans made under the Loan Account.  The Borrower agrees that in any action or proceeding instituted to collect or enforce collection of the Note, the amount shown as owing the Bank on its records shall be prima facie evidence of the unpaid balance of principal and interest on the Note.

2.             Interest Rate Options.  (a)     The outstanding principal balance of the Loans (the principal balance of the Loans bearing interest at the same rate for the same period of time being hereinafter referred to as a “Portion”) shall bear interest with reference to the Prime Rate (the “Prime Rate Portion”) or, at the option of the Borrower and subject to the terms and conditions hereof, with reference to an Adjusted LIBOR (“LIBOR Portions”) and/or an Offered Rate (“Offered Rate Portions”).  All of the Loans which bear interest with reference to a particular Adjusted LIBOR for a particular Interest Period shall constitute a single LIBOR Portion.  All of the Loans which bear interest with reference to a particular Offered Rate for a particular Interest Period shall constitute a single Offered Rate Portion.  All of the Loans which are not part of a Fixed Rate Portion shall constitute a single Prime Rate Portion.  There shall not be more than five (5) Fixed Rate Portions outstanding at any one time.  Anything contained herein to the contrary notwithstanding, no Fixed Rate Portion shall be created, continued, or effected by conversion during the existence of any Default or any event or condition which with the lapse of time or the giving of notice, or both, would constitute a Default hereunder.  The Borrower hereby promises to pay interest on each Portion at the rates and times specified herein.  The interest rate payable under this Agreement shall be subject, however, to the limitation that such interest rate shall never exceed the highest rate which the Borrower may contract to pay under applicable law.

(b)           Prime Rate Portion.  The Prime Rate Portion shall bear interest at the rate per annum equal to the Prime Rate as in effect from time to time, provided that if the Prime Rate Portion or any part thereof is not paid when due (whether by lapse of time, acceleration, or otherwise), or at the election of the Bank upon notice to the Borrower during the existence of any other Default, such Portion shall bear interest, whether before or after judgment, until payment in full thereof at the rate per annum determined by adding 2.0% to the interest rate which would otherwise be applicable thereto.  Interest on the Prime Rate Portion shall be payable monthly in arrears on the last day of each calendar month; and interest after maturity shall be due and payable upon demand.  Any change in the interest rate on the Prime Rate Portion resulting from a change in the Prime Rate shall be effective on the date of the relevant change in the Prime Rate.

(c)           LIBOR Portions.  Each LIBOR Portion shall bear interest for each Interest Period selected therefor at a rate per annum determined by adding 2.50% to the Adjusted LIBOR for such Interest Period, provided that if any LIBOR Portion is not paid when due (whether by lapse of time, acceleration, or otherwise), or at the election of the Bank upon notice to the Borrower during the existence of any other Default, such Portion shall bear interest, whether before or after judgment, until payment in full thereof through the end of the Interest Period then applicable thereto at the rate per annum determined by adding 2.0% to the interest rate which would otherwise be applicable thereto, and effective at the end of such Interest Period such LIBOR Portion shall automatically be converted into and added to the Prime Rate Portion and shall thereafter bear interest at the interest rate applicable to the Prime Rate Portion after default.  Interest on each LIBOR Portion shall be due and payable on the last day of each Interest Period applicable thereto and, with respect to any Interest Period applicable to a LIBOR Portion in excess of 3 months, on the date occurring every 3 months after the date such Interest Period began and at the end of such Interest Period; and interest after maturity shall be due and payable upon demand.  The Borrower shall notify the Bank on or before 11:00 a.m. (Chicago time) on the third Business Day preceding the end of an Interest Period applicable to a LIBOR Portion whether such LIBOR Portion is to continue as a LIBOR Portion, in which event the Borrower shall notify the Bank of the new Interest Period selected therefor; and in the event the Borrower shall fail to so notify the Bank, such LIBOR Portion shall automatically be converted into and added to the Prime Rate Portion as of and on the last day of such Interest Period.

(d)           Offered Rate Portions.  Each Offered Rate Portion shall bear interest for each Interest Period selected therefor at the Offered Rate for such Interest Period, provided that if any Offered Rate Portion is not paid when due (whether by lapse of time, acceleration, or otherwise), or at the election of the Bank upon notice to the Borrower during the existence of any other Default, such Portion shall bear interest, whether before or after judgment, until payment in full thereof through the end of the Interest Period then applicable thereto at the rate per annum determined by adding 2.0% to the interest rate which would otherwise be applicable thereto, and effective at the end of such Interest Period such Offered Rate Portion shall automatically be converted into and added to the Prime Rate Portion and shall thereafter bear interest at the interest rate applicable to the Prime Rate Portion after default.  Interest on each Offered Rate Portion shall be due and payable on the last day of each Interest Period applicable thereto and, with respect to any Interest Period applicable to an Offered Rate Portion in excess of 90 days, on the date occurring every 90 days after the date such Interest Period began and at the end of such Interest Period; and interest after maturity shall be due and payable upon demand.  If the Borrower and the Bank fail to agree on or before 11:00 a.m. (Chicago time) on the first Business Day preceding the end of an Interest Period applicable to an Offered Rate Portion that such Offered Rate Portion will continue as an Offered Rate Portion at a new Offered Rate for a new Interest Period, such Offered Rate Portion shall automatically be converted into and added to the Prime Rate Portion as of and on the last day of such Interest

Period.  The Borrower understands and agrees that the Bank has no obligation to quote Offered Rates or to make any Offered Rate available to the Borrower, that the Bank may refuse to make any such Offered Rate available to the Borrower after receiving a request therefor from the Borrower.

(e)           Computation of Interest.  Interest on the Prime Rate Portion of the Loans shall be computed on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days elapsed, and interest on the Fixed Rate Portions of the Loans shall be computed on the basis of a year of 360 days for the actual number of days elapsed.

(f)            Manner of Rate Selection.

(i)            LIBOR Portions.  The Borrower shall notify the Bank by 11:00 a.m. (Chicago time) at least 3 Business Days prior to the date upon which the Borrower requests that any LIBOR Portion be created or that any part of the Prime Rate Portion or an Offered Rate Portion be converted into a LIBOR Portion (each such notice to specify in each instance the amount thereof and the Interest Period selected therefor).  If any request is made to convert a LIBOR Portion into another type of Portion available hereunder, such conversion shall only be made so as to become effective as of the last day of the Interest Period applicable thereto.

(ii)           Offered Rate Portions.  The Borrower shall notify the Bank by 11:00 a.m. (Chicago time) at least 1 Business Day prior to the date upon which the Borrower requests that any Offered Rate Portion be created or that any part of the Prime Rate Portion or LIBOR Portion be converted into an Offered Rate Portion (each such notice to specify in each instance the amount thereof and the Interest Period selected therefor).  If any request is made to convert an Offered Rate Portion into another type of Portion available hereunder, such conversion shall only be made so as to become effective as of the last day of the Interest Period applicable thereto.

(iii)          Interest Rate Selections.  All requests for the creation, continuance, and conversion of Fixed Rate Portions under this Agreement shall be irrevocable.  Such requests may be written or oral and the Bank is hereby authorized to honor telephonic requests for creations, continuances, and conversions received by it from any person the Bank in good faith believes to be the Borrower, or its designated representative, without the need of independent investigation, the Borrower hereby indemnifying the Bank from any liability or loss ensuing from so acting.

(g)           Change of Law.  Notwithstanding any other provisions hereof, if at any time the Bank shall determine that any change in applicable laws, treaties, or regulations, or in the interpretation thereof, makes it unlawful for the Bank to create or continue to maintain any Fixed Rate Portion, it shall promptly so notify the

Borrower and thereafter the Bank’s obligation to create, continue, or maintain any such Fixed Rate Portion after the date of such determination shall be suspended until it is no longer unlawful for the Bank to create, continue, or maintain such Fixed Rate Portion. If the continued maintenance of any such Fixed Rate Portion is unlawful, the Borrower shall, at its option, either (i) prepay the outstanding principal amount of such Fixed Rate Portions, together with all interest accrued thereon and all other amounts payable to the Bank with respect thereto under this Agreement (including without limitation any amount due the Bank under Section 2(j) below), or (ii) convert the principal amount of the affected Fixed Rate Portion into the Prime Rate Portion, subject to the terms and conditions hereof (including, without limitation, the payment of such interest and other amounts so payable to the Bank hereunder).

(h)           Unavailability of Deposits or Inability to Ascertain Adjusted LIBOR.  Notwithstanding any other provision hereof, if the Bank shall reasonably determine prior to the commencement of any Interest Period that deposits in the amount of any LIBOR Portion scheduled to be outstanding during such Interest Period are not readily available to the Bank in the relevant market or, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining Adjusted LIBOR, then the Bank shall promptly give notice thereof to the Borrower and thereafter the Bank’s obligation to create, continue, or effect by conversion any such LIBOR Portion in such amount and for such Interest Period shall be suspended until deposits in such amount and for the Interest Period selected by the Borrower shall again be readily available to the Bank in the relevant market and adequate and reasonable means exist for ascertaining Adjusted LIBOR.

(i)            Taxes and Increased Costs.  With respect to any Fixed Rate Portion, if the Bank shall determine that any change in any applicable law, treaty, regulation, or guideline (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System), or any new law, treaty, regulation, or guideline, or any interpretation of any of the foregoing by any governmental authority charged with the administration thereof or any central bank or other fiscal, monetary, or other authority having jurisdiction over the Bank or its lending branch or the Fixed Rate Portions contemplated hereby (whether or not having the force of law), shall: (i) impose, increase, or deem applicable any reserve, special deposit, or similar requirement against assets held by, or deposits in or for the account of, or loans by, or any other acquisition of funds or disbursements by, the Bank which is not in any instance already accounted for in computing the interest rate applicable to such Fixed Rate Portion; (ii) subject the Bank, this Agreement, the Note, or any Fixed Rate Portion of the Note to any tax (including, without limitation, any United States interest equalization tax or similar tax however named applicable to the acquisition or holding of debt obligations and any interest or penalties with respect thereto), duty, charge, stamp tax, fee, deduction, or withholding in respect of this Agreement, the Note, or any Fixed Rate Portion of the Note, except such taxes as may be measured by the overall net income or gross receipts of the Bank or its lending branches and imposed by the jurisdiction, or any political subdivision or taxing authority thereof, in which the Bank’s principal executive office or its lending branch is located; (iii) change the basis of taxation of payments of principal and interest due from the Borrower to the Bank hereunder (other than by a change in taxation of the overall net income or gross receipts of the Bank); or (iv) impose on the Bank any penalty with respect to the foregoing or any other condition regarding this Agreement, the Note, or any Fixed Rate Portion of the Note, and the Bank shall determine that the result of any of the foregoing is to increase the cost (whether by incurring a cost or adding to a cost) to the Bank of creating or maintaining any Fixed Rate Portion hereunder or to reduce the amount of principal or interest received or receivable by the Bank (without benefit of, or credit for, any prorations, exemption, credits, or other offsets available under any such laws, treaties, regulations, guidelines, or interpretations thereof), then the Borrower shall pay on demand to the Bank from time to time as specified by the Bank such additional amounts as the Bank shall reasonably determine are sufficient to compensate and indemnify it for such increased cost or reduced amount.  If the Bank makes such a claim for compensation, it shall provide to the Borrower a certificate setting forth the computation of the increased cost or reduced amount as a result of any event mentioned herein in reasonable detail and such certificate shall be conclusive if reasonably determined.

(j)            Funding Indemnity.   In the event the Bank shall incur any loss, cost, or expense (including, without limitation, any loss, cost, or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired or contracted to be acquired by the Bank to fund or maintain any Fixed Rate Portion or the relending or reinvesting of such deposits or other funds or amounts paid or prepaid to the Bank) as a result of:

(x)

any payment of a Fixed Rate Portion on a date other than the last day of the then applicable Interest Period for any reason, whether before or after default, and whether or not such payment is required by any provisions of this Agreement; or

(y)	any failure by the Borrower to create, borrow, continue, or effect by conversion a Fixed Rate Portion on the date specified in a notice given pursuant to this Agreement;

then the Borrower shall pay to the Bank upon its demand such amount as will reimburse the Bank for such loss, cost or expense.  If the Bank requests compensation under this Section, it shall provide to the Borrower a certificate setting forth the computation of the loss, cost or expense giving rise to the request for compensation in reasonable detail and such certificate shall be conclusive if reasonably determined.

(k)           Lending Branch; Discretion of Bank as to Manner of Funding.  The Bank may, at its option, elect to make, fund, or maintain Portions of the Loans hereunder at such of its branches or offices as the Bank may from time to time elect.  For the purposes of this Agreement all determinations hereunder with respect to LIBOR Portions shall be made as if the Bank had actually funded and maintained each LIBOR Portion during each Interest Period applicable thereto through the purchase of deposits in the relevant market in the amount of such LIBOR Portion, having a maturity corresponding to such Interest Period, and bearing an interest rate equal to the LIBOR for such Interest Period, provided that the Bank shall not be required to fund LIBOR Portions in such manner and shall instead be entitled to fund LIBOR Portions in any manner it sees fit, subject to the next sentence of this subsection (k)  To the extent reasonably possible and consistent with applicable laws and regulations, the Bank shall designate an alternative branch or funding office with respect to LIBOR Portions to reduce any liability of the Borrower to the Bank pursuant to subsection (i) of this Section, so long as such designation is not otherwise disadvantageous to the Bank.

(l)            Notations.  The status of all Loans as constituting part of the Prime Rate Portion or a Fixed Rate Portion and, in the case of any Fixed Rate Portion, the rates of interest and Interest Periods applicable to such Portions shall be recorded by the Bank on its books and records or, at its option in any instance, endorsed on a schedule to the Note and the unpaid principal balance and status, rates, and Interest Periods so recorded or endorsed by the Bank shall be prima facie evidence in any court or other proceeding brought to enforce the Note and the principal amount of Loans remaining unpaid thereon, the status of the Loans evidenced by the Note, and the interest rates and Interest Periods applicable thereto; provided that the failure of the Bank to record any of the foregoing shall not limit or otherwise affect the obligation of the Borrower to repay the principal balance of the Loans together with accrued interest thereon.  Prior to any negotiation of the Note, the Bank shall record on a schedule hereto the status of all amounts evidenced thereby as constituting part of the Prime Rate Portion or a Fixed Rate Portion and, in the case of any Fixed Rate Portion, the rates of interest and the Interest Periods applicable thereto.

(m)          Definitions.  For purposes of this Agreement, the following terms shall have the following meanings:

“Adjusted LIBOR” means a rate per annum determined by the Bank in accordance with the following formula:

Adjusted LIBOR =	LIBOR
100%-Reserve Percentage

“Reserve Percentage” means, for the purpose of computing Adjusted LIBOR, the maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental or other special reserves) imposed by the Board of Governors of the Federal Reserve System (or any successor) under Regulation D on Eurocurrency liabilities (as such term is defined in Regulation D)

for the applicable Interest Period as of the first day of such Interest Period, but subject to any amendments to such reserve requirement by such Board or its successor, and taking into account any transitional adjustments thereto becoming effective during such Interest Period.  For purposes of this definition, LIBOR Portions shall be deemed to be Eurocurrency liabilities as defined in Regulation D without benefit of or credit for prorations, exemptions or offsets under Regulation D.

“LIBOR” means, for each Interest Period, (a) the LIBOR Index Rate for such Interest Period, if such rate is available, and (b) if the LIBOR Index Rate cannot be determined, the arithmetic average of the rates of interest per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) at which deposits in U.S. Dollars in immediately available funds are offered to the Bank at 11:00 a.m. (London, England time) 2 Business Days before the beginning of such Interest Period by 3 or more major banks in the interbank eurodollar market selected by the Bank for a period equal to such Interest Period and in an amount equal or comparable to the applicable LIBOR Portion scheduled to be outstanding from the Bank during such Interest Period.

“LIBOR Index Rate” means, for any Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars for a period equal to such Interest Period, which appears on the Telerate Page 3750 as of 11:00 a.m. (London, England time) on the day 2 Business Days before the commencement of such Interest Period.

“Telerate Page 3750” means the display designated as “Page 3750” on the Telerate Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers’ Association as the information vendor for the purpose of displaying British Bankers’ Association Interest Settlement Rates for U.S. Dollar deposits).  Each determination of LIBOR made by the Bank shall be conclusive and binding absent manifest error.

“Business Day” means any day (other than a Saturday or Sunday) on which the Bank is not authorized or required to close in Chicago, Illinois and, when used with respect to LIBOR Portions, on which dealings in United States Dollars are carried on in the interbank eurodollar markets in London, England and Nassau, Bahamas.

“Interest Period” means, (a) with respect to any LIBOR Portion, the period commencing on, as the case may be, the creation, continuation, or conversion date with respect to such LIBOR Portion and ending 1, 2, 3, or 6 months thereafter as selected by the Borrower in its notice as provided herein, and (b) with respect to any Offered Rate Portion, the period commencing on, as the case may be, the creation, continuation, or conversion date with respect to such Offered Rate Portion and ending 5 to 90 days thereafter as selected by the Borrower in its notice as provided herein; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

(i)

if any Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day, unless in the case of an Interest Period for a LIBOR Portion the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(ii)	the interest rate to be applicable to each Fixed Rate Portion for each Interest Period shall apply from and including the first day of such Interest Period to but excluding the last day thereof; and

(iii)	no Interest Period may be selected which would end after the Maturity Date.

For purposes of determining an Interest Period, a month means a period starting on one day in a calendar month and ending on a numerically corresponding day in the next calendar month, provided, however, if an Interest Period begins on the last day of a month or if there is no numerically corresponding day in the month in which an Interest Period is to end, then such Interest Period shall end on the last Business Day of such month.

“Fixed Rate Portions” means and includes LIBOR Portions and Offered Rate Portions, unless the context in which such term is used shall otherwise require.

“Offered Rate” means the rate per annum quoted to the Borrower by the Bank for the applicable interest period, such Offered Rate being subject at all times to the provisions of Section 2(d) hereof.

“Prime Rate” means, for any day, the greater of (i) rate of interest announced or otherwise established by the Bank from time to time as its prime commercial rate, as in effect on such day (it being understood and agreed that such rate may not be the Bank’s best or lowest rate) and (ii) the sum of (x) the rate determined by the Bank to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the rates per annum quoted to the Bank at approximately 10:00 a.m. (Chicago time) (or as soon thereafter as is practicable) on such day (or, if such day is not a Business Day, on the immediately preceding Business Day) by two or more federal funds brokers selected by the Bank for sale to the Bank at face value of federal funds in the secondary market in an amount equal or comparable to the principal amount of the Loan for which such rate is being determined, plus (y) 1/2 of 1%.

(n)           Survival of Indemnities.  All indemnities and other provisions relative to reimbursement to the Bank of amounts sufficient to protect the yield of the Bank with respect to the Loans, including, but not limited to, Sections 2(i) and 2(j) hereof, shall survive the termination of this Agreement and the payment of the Loans.

3.             Fees.   (a)  Unused Line of Credit Fee.  The Borrower shall pay to the Bank an unused line of credit fee at the rate per annum equal to 0.50% (computed on the basis of a year of 360 days and the actual number of days elapsed) on the average daily unused portion of this line of credit (i.e., the difference between the Maximum Credit and the average daily principal amount of Loans outstanding during the relevant period).  The unused line of credit fee shall be payable monthly in arrears on the last day of each month and on the Maturity Date, unless the Loan Account terminates, and the Loans are payable in full, on an earlier date, in which event the unused line of credit fee for the period to the date of such termination in whole shall be paid on the date of such termination.

(b)  Upfront Fee.  On the date of this Agreement, and as a condition precedent to the effectiveness hereof, the Borrower shall pay to the Bank an upfront fee in the amount of $112,500.

4.             Payments.  All payments shall be made to the Bank at its office at 111 West Monroe Street, Chicago, Illinois (or at such other place as the Bank may specify) no later than 1:00 p.m. (Chicago time) on the date any such payment is due and payable.  All such payments shall be made in lawful money of the United States of America, in immediately available funds at the place of payment, without set-off or counterclaim and without reduction for, and free from, any and all present or future taxes, levies, imposts, duties, fees, charges, deductions, withholdings, restrictions, and conditions of any nature imposed by any government or any political subdivision or taxing authority thereof (but excluding any taxes imposed on or measured by the net income of the Bank).  The Borrower hereby irrevocably authorizes the Bank to charge from time to time any of the Borrower’s deposit accounts with the Bank and/or make Loans from time to time hereunder (and any such Loan may be made by the Bank hereunder without regard to the conditions precedent thereto), in each case for payment of any amounts then due and payable hereunder (whether for interest then due or otherwise); provided that the Bank shall not be under any obligation to charge any such deposit account or make any such Loan, and the Bank shall incur no liability to the Borrower or any other person or entity for its failure to do so.  Payments received by the Bank shall be applied first to accrued interest then due and then to the principal balance of outstanding Loans unless otherwise directed, provided that during the existence of any Default all payments received shall be applied in such order and manner as the Bank shall determine.  The Borrower may make principal prepayments at any time and in any amount without penalty, but subject to payment of the relevant funding indemnity more fully provided for in Section 2(j) above.  Unless the Borrower otherwise directs, principal payments shall be first applied to the Prime Rate Portion until payment in full thereof, with any balance applied to the Fixed Rate Portions in the order in which their Interest Periods expire.  If any payment from the

Borrower under this Agreement becomes due on a day which is not a Business Day, such payment shall be made on the next Business Day and any such extension shall be included in computing interest  under this Agreement.

5.             Representation and Warranties.  In consideration of establishing and maintaining the Loan Account, the Borrower hereby represents and warrants to the Bank that:  (a) the Borrower is duly organized, validly existing, and in good standing under the laws of its state of organization; (b) the execution, delivery, and performance by the Borrower of this Agreement and the Note are within its powers, have been duly authorized by all necessary corporate action, and do not contravene the Borrower’s organizational documents (e.g., charter, articles of incorporation or by-laws, articles of association or operating agreement, partnership agreementor any similar organizational document) or materially contravene any material law or regulation or material contractual restriction binding on or affecting the Borrower; (c) no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the Borrower’s due execution, delivery, and performance of this Agreement or the Note other than (x) filings required under federal and state securities laws which have been or will be timely made and (y) any filings which may be necesssary to perfect the Bank’s security interest in the Collateral; (d) this Agreement is, and the Note when executed and delivered by the Borrower will be, the Borrower’s legal, valid, and binding obligation enforceable against the Borrower in accordance with its terms; (e) the Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of the Loans will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock; (f) the Borrower’s balance sheet as of December 31, 2003, and the Borrower’s related statements of income and retained earnings for the fiscal year then ended, copies of which have been furnished to the Bank, fairly present Borrower’s financial condition as at such date and result of the operations for the period ending on such date, all in accordance with generally accepted accounting principles consistently applied, and since December 31, 2003, there has been no material adverse change in the Borrower’s condition or operations (it being acknowledged by the Bank with respect to the consummation of the pending corporate acquisition which has heretofore been identified to the Bank that such consummation shall not, in and of itself, constitute such a material adverse change); and (g) there is no pending or, to the Borrower’s knowledge, threatened action or proceeding affecting the Borrower before any court, governmental agency or arbitrator, which would reasonably be expected to materially adversely affect the Borrower’s financial condition or operations or which purports to affect the legality, validity, or enforceability of this Agreement or the Note.

6.             Additional Terms.  So long as this Agreement and the Loan Account established hereunder remain in effect, the Borrower further agrees with the Bank as follows:

(a)           Financial Information.  The Borrower shall maintain a standard system of accounting in accordance with generally accepted accounting principles and shall furnish to Bank and its duly authorized representatives such information respecting the Borrower’s business and financial condition as the Bank may reasonably request; and without any request, the Borrower shall furnish to Bank:  (a) as soon as available, and in any event within 45 days after the last day of each fiscal quarter, a copy of the Borrower’s balance sheet as of the last day of such fiscal quarter and the Borrower’s statement of income for the fiscal quarter and the fiscal year-to-date period then ended, each in reasonable detail, prepared by the Borrower in accordance with generally accepted accounting principles and certified to by the Borrower’s chief financial officer, (b) as soon as available, and in any event within 90 days after the last day of each fiscal year of the Borrower, a copy of the Borrower’s balance sheet as of the last day of such year and the Borrower’s statements of income, retained earnings, and cash flows for the fiscal year then ended, each in reasonable detail, prepared by the Borrower in accordance with generally accepted accounting principles and accompanied by an unqualified audit report on such financial statements prepared by the Borrower’s independent public accountants, and (c) promptly after any member of senior management of the Borrower becomes aware of (x) any threatened (in writing) or pending litigation or governmental or arbitration proceeding or labor action against the Borrower which could reasonably be expected to materially and adversely affect the Borrower’s condition (financial or otherwise) or operations or (y) any Default or any event or condition which with notice or lapse of time, or both, would constitute a Default hereunder, it shall promptly give the Bank written notice thereof.

(b)           Grant of Security Interest.  To secure the payment and performance of the Loans (both for principal and interest) and the Borrower’s other obligations under this Agreement and the Note, whether now existing or hereafter arising, the Borrower hereby grants to the Bank a first priority perfected security interest in collateral account number 2412997 and any certificate of deposit or demand deposit account which we maintain with you and all funds now or hereafter on deposit in said account(s) and all certificates of deposit issued in renewal thereof or substitution or replacement therefor, all interest thereon, all investment property in which funds in such deposit accounts may from time to time be invested, and all proceeds thereof (the “Cash Collateral”).  Upon the occurrence and during the continuation of a Default, the Bank shall have, in addition to all other rights provided by applicable law, full power and authority to exercise all or any one or more of the rights and remedies of a secured party under the Uniform Commercial Code of the State of Illinois as in effect from time to time with respect to the Cash Collateral or any part thereof, including, without limitation, the right to collect, withdraw, and receive all amounts due or to become due or payable thereon.  The proceeds from the realization of the Cash Collateral may be applied by the Bank to the Loans and the Borrower’s other obligations under this Agreement and the Note (whether or not then due and payable) in such manner and order as the Bank shall determine and any proceeds not so applied may be held by the Bank under this Agreement as collateral security for such obligations.  The Borrower shall maintain deposits with the Bank as Cash Collateral in an amount not less than (x) at any time from the date of this Agreement through and including May 28, 2004, the amount by which (A) the sum at such time of (i) the outstanding principal amount of the Loans, (ii) accrued and unpaid interest, (iii) accrued and unpaid fees and (iv) other amounts due to Bank and unpaid hereunder and under the Note (the sum at any time of the amounts described in this clause (A) being the “Aggregate Obligations” at such time) exceeds (B) $15,000,000, and (y) at any time on and after May 29, 2004, the amount of the Aggregate Obligations at such time.  Without limitation of any other term or condition of this Agreement or the Note, it shall be a condition precedent to the making of any Loan hereunder that the Bank shall hold Cash Collateral in an amount sufficient to satisfy the coverage requirement under this clause (b) before making such Loan.

(c)           Additional Security.  In addition to the Cash Collateral, the Loans (both for principal and interest) and the Borrower’s other obligations under this Agreement and the Note shall be secured by certain property of the Borrower pursuant to one or more security agreements (such security agreements, as the same may be amended, modified, restated, or supplemented from time to time, being herein referred to collectively as the “Collateral Documents”), and the Borrower shall at all times comply with the terms and conditions of the Collateral Documents.

7.             Defaults; Enforcement.  The occurrence of any of the following shall be a “Default”:  (a) non-payment when due of any principal of the Loans or (within three (3) days of the due date therefor) interest or fees thereon; (b) breach of any term or condition of this Agreement or the Note or any Collateral Document or any other agreement which secures or guaranties the Loans or sets forth any terms or conditions relating to the Loans, which breach is not cured within 30 days after the earlier of (x) the date upon which such breach first becomes known to any member of senior management of the Borrower or (y) the date upon which written notice of such breach is given by the Bank to the Borrower; (c) any representation made by the Borrower or any guarantor in this Agreement or the Note or any Collateral Document or any other agreement which secures or guaranties the Loans or sets forth any terms or conditions relating to the Loans is untrue in any material respect; (d) dissolution, termination, insolvency, or death of the Borrower or any guarantor of the Loans; (e) the institution by or against the Borrower or any guarantor of the Loans of any bankruptcy or similar proceeding for the relief of debtors or the appointment of any receiver for any such party or any of its property which, in the case of an involuntary proceeding, is not stayed or dismissed within 60 days; (f) the making of an assignment for the benefit of creditors by the Borrower or any guarantor of the Loans; or (g) the service of any warrant of attachment, garnishment, or the existence of any tax lien, levy or similar process on or with respect to any material portion of the property of the Borrower or any guarantor of the Loans.

Upon the occurrence of any Default, the Bank may, by notice to the Borrower, take either or both of the following actions:  (i) terminate the Loan Account and any other obligation of the Bank to extend any further credit hereunder on the date (which may be the date thereof) stated in such notice; and (ii) declare the principal of and accrued interest on the

Loans and all other amounts owing under this Agreement to be immediately due and payable, without further demand, presentment, protest, or notice of any kind.

When any Default described in clause (d), (e), or (f) above regarding the Borrower has occurred and is continuing, then both principal and interest, and all other amounts payable under this Agreement shall immediately become due and payable without presentment, demand, protest or notice of any kind, and the obligation of the Bank to extend further credit pursuant to any of the terms hereof shall immediately terminate.

No delay by the Bank in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Bank of any right or remedy shall preclude any other or further exercise thereof or the exercise of any other right or remedy.  The Borrower agrees to pay to the Bank all expenses incurred or paid by the Bank in connection with the collection of the Loans and any other amounts due under this Agreement and the enforcement of rights to any security therefor, including, without limitation, reasonable attorneys’ fees and court costs.  The Bank shall have the right, at any time after the occurrence of a Default, to set-off the balance of any deposit account that the Borrower may at any time maintain with the Bank or any of its affiliates against any amounts at any time owing under this Agreement, whether or not the balance of Loans under this Agreement is then due.

8.             Maturity; Termination.  The Borrower shall pay to the Bank the principal balance of outstanding Loans together with any accrued interest on the MATURITY DATE.  The availability of additional Loans under this Agreement will automatically terminate on the MATURITY DATE.  Prior to the Maturity Date, the Bank reserves the right at any time without notice to suspend the Borrower’s borrowing privileges or refuse any Loan request at any time any Default, or any event or condition which with notice or lapse of time, or both, would constitute a Default, exists.  The Borrower may terminate this Agreement at any time effective upon receipt by the Bank of at least 5 Business Days prior written notice.  No termination under this Section shall affect the Bank’s rights or the Borrower’s obligations regarding payment or default under this Agreement.  Such termination shall not affect the Borrower’s obligation to pay all Loans and the interest accrued through the date of final payment.  The Bank may also elect to honor Loan requests after termination of this Agreement, and the Borrower agrees that any such payment by the Bank shall constitute a Loan to Borrower under this Agreement.

9.             Notices.  Borrowing and rate selection notices and instructions as to the disbursement of funds borrowed given by the Borrower hereunder shall be given in writing (including, without limitation, notice by telecopy) by one of the following:  Carter Hicks, Joel Ronning or Wayne Huls, or by any other person who may be designated in writing by the chief financial officer of the Borrower as having such authority.  The Bank may rely on such borrowing and rate selection notices and instructions as to the disbursement of funds borrowed provided that it reasonably believes that they were signed by one of the individuals permitted to do so pursuant to the terms of the immediately preceding sentence.  Except as otherwise specified herein, all notices hereunder shall be in writing (including, without limitation, notice by telecopy) and shall be given to the relevant party at its address or telecopier number set forth below, or such other address or telecopier number as such party may hereafter specify by notice to the other given by United States certified or registered mail, by telecopy or by other telecommunication device capable of creating a written record of such notice and its receipt, or by reputable overnight courier.  Notices hereunder shall be addressed:

to the Borrower at:

Digital River, Inc.
9625 West 76th Street, Suite 150
Eden Prairie, MN 55344
Attention:	Carter D. Hicks
Telephone:	(952) 253-8340
Telecopy:	(952) 259-4527

to the Bank at:

Harris Trust and Savings Bank
111 West Monroe Street
Chicago, IL 60603
Attention:	Peter F. Stack
Telephone:	(312) 461-3318
Telecopy:	(312) 293-8445

Each such notice, request, or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section and a confirmation of such telecopy has been received by the sender, (ii) if given by mail, five (5) days after such communication is deposited in the mail, certified or registered with return receipt requested, addressed as aforesaid, or (iii) if given by any other means (including, without limitation, via recognized overnight courier), when delivered at the addresses specified in this Section; provided that any notice given pursuant to Sections 1 and 2 of this Agreement shall be effective only upon receipt.

10.           Governing Law, Etc. The Borrower waives presentment and notice of dishonor.  This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and any prior agreements, whether written or oral, with respect thereto are superseded hereby.  No amendment or waiver of any provision of this Agreement or the Note, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Bank.  If any part of this Agreement is unenforceable, that will not make any other part unenforceable.  This Agreement shall be governed by the laws of the State of Illinois.

11.           Consent to Jurisdiction.  THE BORROWER SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS AND OF ANY ILLINOIS STATE COURT SITTING IN COOK COUNTY, ILLINOIS, FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

12.           Jury Trial Waiver.  THE BORROWER AND THE BANK WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

13.           Counterparts.  This Agreement may be executed in any number of counterparts, and by the different parties hereto on separate counterpart signature pages, and all such counterparts taken together shall be deemed to constitute one and the same instrument.

THE BORROWER AGREES TO THE TERMS SET FORTH ABOVE.

Signed by Borrower on April 16, 2004.

DIGITAL RIVER, INC.

By:	/s/ Carter D. Hicks
Name: Carter D. Hicks
Title: Chief Financial Officer

Accepted and agreed to in Chicago, Illinois, this 16th day of April, 2004.

HARRIS TRUST AND SAVINGS BANK

By:	/s/ Peter Stack
Name: Peter Stack
Title: Vice President